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Exhibit 99.5

NOTICE OF VOLUNTARY OFFERING INSTRUCTIONS (VOI)

American Equity Investment Life Holding Company

Offer to Exchange Cash and Common Stock
For Any and All of Our 3.50% Convertible Senior Notes Due 2015
(CUSIP No. 025676AJ6)
(the "Notes")

Pursuant to the Prospectus Dated August 23, 2013

        THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, AT THE END OF OCTOBER 21, 2013, UNLESS THE OFFER IS EXTENDED OR EARLIER TERMINATED BY THE COMPANY.

        The undersigned acknowledges receipt of this Letter of Transmittal (this "Letter of Transmittal") and the Prospectus, dated August 23, 2013 (the "Prospectus" and together with this Letter of Transmittal, as the same may be amended and supplemented from time to time, the "Offer Documents"), constituting an offer (the "Exchange Offer") by American Equity Investment Life Holding Company, an Iowa corporation (the "Company"), to purchase any and all outstanding Notes on the terms and subject to the conditions set forth in the Offer Documents. Upon the terms and subject to the conditions of the Exchange Offer, holders of Notes who validly tender and do not validly withdraw their Notes prior to 12:00 midnight, New York City time, at the end of October 21, 2013 (the "Expiration Date"), will receive, for each $1,000 principal amount of such Notes accepted for exchange, offer consideration (the "Offer Consideration") with a value equal to (i) $143.92 plus (ii) ninety-five percent (95%) of the product of the Average VWAP (as defined in the Prospectus) multiplied by 80.9486. The Offer Consideration will be paid by a cash payment of up to $1,150 per $1,000 principal amount of Notes accepted for exchange in this Exchange Offer. In the event that the Offer Consideration exceeds $1,150, the Offer Consideration will be paid by delivery of (i) a cash payment of $1,150 per $1,000 principal amount of Notes accepted for exchange in the Exchange Offer and (ii) a number of shares of our common stock equal to the quotient of total value of the Offer Consideration less the $1,150 cash payment, divided by the Average VWAP. As discussed below, cash will be paid in lieu of fractional shares. In no event will the total value of the Offer Consideration paid in the Exchange Offer be less than $1,150 per $1,000 principal amount of Notes accepted for exchange in the Exchange Offer.

        Holders whose Notes are accepted for exchange will also be entitled to receive a cash payment for accrued and unpaid interest on the Notes to, but excluding, the settlement date. We will not issue fractional shares of our common stock in the Exchange Offer. Instead, we will pay cash for all fractional shares on the settlement date based upon the Average VWAP. All amounts payable pursuant to the Exchange Offer will be rounded to the nearest cent. For further information regarding the calculation of the purchase price and for calculations of illustrative purchase prices, see "The Exchange Offer—Principal Amount of Notes; Price" in the Prospectus.

        Questions and requests for assistance relating to the procedures for tendering Notes and requests for additional copies of the Prospectus and the Letter of Transmittal may be directed to Global Bondholder Services Corporation, as the information agent for the Exchange Offer (the "Information

Agent") at its address and telephone numbers listed on the back cover page of the Prospectus. Questions regarding the Exchange Offer may also be directed to J.P. Morgan Securities LLC and Raymond James & Associates, Inc. (the "Dealer Managers") at their addresses and telephone numbers listed on the back cover page of the Prospectus.

        The undersigned hereby tenders pursuant to the Exchange Offer, on the terms and subject to the conditions of the Offer Documents, the Notes identified in the table below. The undersigned hereby agrees to be bound by the terms and conditions of the Exchange Offer as set forth in the Offer Documents and agrees that the Company may enforce such agreement against the undersigned. The undersigned hereby certifies that such Notes are credited to its DTC Free Account and authorizes DTC to deduct such Notes from that account and credit such Notes to the account for the Exchange Offer established by the Exchange Agent in accordance with DTC Rules, Voluntary Offerings Procedures and other applicable procedures.

Notes Tendered	Principal Amount of Notes Tendered

CUSIP NO. 025676AJ6	$

        This form should be used only for tenders after 5:00 p.m., New York City time, on the Expiration Date. Otherwise, tenders should be made through DTC's system or otherwise as described in the Prospectus.

        A DTC participant tendering via VOI should fill out and sign this form and then fax it to the Exchange Agent, at its fax number listed on the back cover page of the Prospectus. Immediately after faxing this VOI, the DTC participant should telephone Global Bondholder Services Corporation, the Exchange Agent for the Exchange Offer, at its telephone number listed on the back cover page of the Prospectus to confirm receipt and discuss any other steps it may need to take.

        This VOI must be signed below by the applicable DTC participant as its name appears on a security position listing showing such DTC Participant as the owner of the Notes being tendered. If signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, please set forth the full title of such persons.

Name of DTC Participant:

DTC Participant Number:

Signature(s):

Capacity:

Contact Person:

Telephone Number:

Date:

        All questions as to the form of all documents and the validity (including time of receipt) and acceptance of all tenders and withdrawals of tenders of Notes will be determined by the Company in its sole discretion. The Company's determination will be final and binding. Alternative, conditional or contingent tenders will not be considered valid. The Company and the Exchange Agent reserve the absolute right to reject any or all tenders or withdrawals of Notes that are not in proper form or the acceptance of which would, in the Company's judgment or in the judgment of the Exchange Agent or its counsel, be unlawful. The Company and the Exchange Agent also reserve the right to waive any defects, irregularities or conditions of tender or withdrawal as to particular Notes either before or after the Expiration Date (including the right to waive the ineligibility of any security holder who seeks to tender Notes in the Exchange Offer). A waiver of any defect or irregularity with respect to the tender or withdrawal of any Note shall not constitute a waiver of the same or any other defect or irregularity with respect to the tender or withdrawal of any other Notes except to the extent the Company may otherwise so provide. The Company will interpret the terms and conditions of the Exchange Offer and the Company's determination will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Notes for exchange must be cured within the period of time the Company determines. Tenders of Notes shall not be deemed to have been made until all defects or irregularities have been waived by the Company or cured. None of the Company, its management, its board of directors, the Dealer Managers, Global Bondholder Services Corporation, the Information Agent for the Exchange Offer, the Exchange Agent or any other person will be under any duty to give notification of any defect or irregularity in any tender or withdrawal of Notes, or will incur any liability to any holder for failure to give any such notification.

        All tendering holders, by execution of a Letter of Transmittal or this Voluntary Offering Instructions form or a facsimile thereof or hereof, or delivery of an Agent's Message through ATOP, waive any right to receive notice of the acceptance for purchase of their Notes.

        NONE OF THE COMPANY, ITS MANAGEMENT OR BOARD OF DIRECTORS, THE DEALER MANAGERS, THE EXCHANGE AGENT OR THE INFORMATION AGENT MAKES ANY RECOMMENDATION TO ANY HOLDER OF NOTES AS TO WHETHER TO TENDER ANY NOTES OR REFRAIN FROM TENDERING NOTES IN THE EXCHANGE OFFER. NONE OF THE COMPANY, ITS MANAGEMENT OR BOARD OF DIRECTORS, THE DEALER MANAGERS, THE INFORMATION AGENT OR THE EXCHANGE AGENT HAS AUTHORIZED ANY PERSON TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION IN CONNECTION WITH THE EXCHANGE OFFER OTHER THAN THE INFORMATION AND REPRESENTATIONS CONTAINED IN THE PROSPECTUS OR IN THE LETTER OF TRANSMITTAL. IF ANYONE MAKES ANY RECOMMENDATION OR REPRESENTATION OR GIVES ANY SUCH INFORMATION, YOU SHOULD NOT RELY UPON THAT RECOMMENDATION, REPRESENTATION OR INFORMATION AS HAVING BEEN AUTHORIZED BY THE COMPANY, ITS MANAGEMENT OR BOARD OF DIRECTORS, THE DEALER MANAGERS, THE INFORMATION AGENT OR THE EXCHANGE AGENT.

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  Exhibit 99.5
NOTICE OF VOLUNTARY OFFERING INSTRUCTIONS (VOI)